Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form  F-3 of our report dated January 27, 2017 relating to the financial  statements and the effectiveness of internal control over financial  reporting, which appears in Fibria Celulose S.A’s Annual Report  on Form 20-F for the year ended  December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

São Paulo, Brazil

November 09, 2017